Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2026 RESULTS

PLANO, Texas, October 28, 2026 — Green Brick Partners, Inc. (NYSE: GRBK) (“Green Brick,” “we,” or the “Company”), today announced results for its third quarter ended September 30, 2026. Net income attributable to Green Brick in the third quarter was $59 million or $1.35 per diluted share, compared to net income attributable to Green Brick in the third quarter of 2025 of $78 million, or $1.77 per diluted share.

2026 THIRD QUARTER HIGHLIGHTS

•Net new home orders of 926, up 3% year over year
•New home deliveries of 978, up 3% year over year
•Homebuilding gross margins of 28.0%
•Backlog of 629 homes with a dollar value of $379 million
•Home closing revenue of $437 million
•Book value of $46.10 per share increased 14% year over year
•Retired $50 million of 4.00% senior notes due August 2026
•Quarter-end liquidity of $325 million, including $100 million of cash
•Homebuilding debt to total capital of 13.1%; net homebuilding debt to total capital of 9.6%
•Cancellation rate of 8.2%
•Repurchased 264,215 shares of common stock for approximately $17.9 million

Jim Brickman, Co-CEO and Co-Founder said, "Our third quarter results demonstrate the resilience of Green Brick's differentiated operating model in a challenging housing environment. Despite continued affordability pressures, broader economic uncertainty and an increasing rate environment, demand across our markets remained resilient as buyers responded to our incentive strategy and attractive product offerings, particularly within Trophy Signature Homes. We continue to respond to deteriorating market conditions to maintain sales pace. Net new home orders of 926 was a 3% increase from the prior year, our sales pace declined slightly to 2.8 sales per community, and our cancellation rate was relatively low at 8.2%. While incentives on the company's growing new orders were elevated at 11% we were still able to maintain industry leading gross margins of 28.0%. We believe these results demonstrate the value of our communities and the ability of our operators to balance price, pace and profitability as market conditions evolve."

Jed Dolson, Co-CEO said, "Our third quarter results reflect disciplined execution, the continued growth of our Trophy Signature Homes brand in our core Texas markets, and the benefits of our long-standing strategy of owning and self-developing land in desirable infill and infill-adjacent submarkets. By securing land positions well in advance of home deliveries, we believe we have largely locked in our lot costs and are less exposed to inflation in finished lot pricing than many builders that rely primarily on third-party developers."

"Our financial services operations also continued to gain scale," added Mr. Dolson. "Financial services operating income for the quarter increased 69% year over year to $5.6 million and approximately $16 million for the first nine months of the year. Green Brick Mortgage continued to increase its capture in our core Texas markets, enhancing the homebuying experience while providing an additional source of earnings growth."

During the quarter, Green Brick retired $50 million of 4.00% senior notes and repurchased approximately $17.9 million of common stock while continuing to invest in our land pipeline. The company ended the quarter with $325 million of liquidity, homebuilding debt to total capital of 13.1% and net homebuilding debt to total capital of 9.6%, compared to 15.3% and 9.5%, respectively, over the prior year. At the same time, our owned lot position increased to 40,869 as of September 30, 2026, up 11.4% year over year and book value per share increased 14% to $46.10.

Mr. Brickman concluded, “We maintained a balance sheet with investment-grade characteristics, supported by low leverage, substantial liquidity, and significant financial flexibility, enabling Green Brick to remain patient and selective while continuing to invest through the current down-cycle. We believe our combination of resilient demand, differentiated margins, low leverage and a well-located land pipeline positions us to navigate the current environment and capitalize on future growth opportunities while continuing to generate attractive long-term returns for shareholders."

Results for the Quarter Ended September 30, 2026

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2026	2025	Change
New homes delivered	978	953	2.6%

Total homebuilding revenues	$437,043	$484,216	(9.7)%
Homebuilding cost of revenues	314,475	328,754	(4.3)%
Total gross profit	$122,568	$155,462	(21.2)%
Income before income taxes	$77,975	$106,635	(26.9)%
Net income attributable to Green Brick Partners, Inc.	$59,160	$77,853	(24.0)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.35	$1.77	(23.7)%

Residential units revenue	$437,043	$484,216	(9.7)%
Average sales price of homes delivered	$446.7	$508.1	(12.1)%
Homebuilding gross margin percentage	28.0%	32.1%	-410 bps

Backlog revenue	$379,345	$456,783	(17.0)%
Backlog units	629	675	(6.8)%
Homes under construction	2,181	2,202	(1.0)%

	Three Months Ended September 30,
	2026	2025	%
Total financial services revenues	$11,161	$7,350	51.9%
Financial services expenses	(5,557)	(4,033)	37.8%
Financial services operating income	$5,604	$3,317	68.9%
Total originations:
Loans	499	351	42.2%
Principal	$185,042	$136,469	35.6%

Average FICO score	734	740

Results for the Nine Months Ended September 30, 2026:

(Dollars in thousands, except per share data)	Nine Months Ended September 30,
	2026	2025	Change
New homes delivered	2,933	2,905	1.0%

Total homebuilding revenues	$1,374,626	$1,503,232	(8.6)%
Homebuilding cost of revenues	975,067	1,024,471	(4.8)%
Total gross profit	$399,559	$478,761	(16.5)%
Income before income taxes	$261,715	$325,071	(19.5)%
Net income attributable to Green Brick Partners, Inc.	$194,275	$234,860	(17.3)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$4.44	$5.29	(16.1)%

Residential units revenue	$1,357,526	$1,498,890	(9.4)%
Average sales price of homes delivered	$462.5	$516.0	(10.4)%
Homebuilding gross margin percentage	29.0%	31.8%	-280 bps

	Nine Months Ended September 30,
	2026	2025	%
Total financial services revenues	$33,076	$18,532	78.5%
Financial services expenses	(17,512)	(10,442)	67.7%
Financial services operating income	$15,564	$8,090	92.4%
Total originations:
Loans	1385	602	130.1%
Principal	$531,928	$245,370	116.8%

Average FICO score	737	741
Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2026 at 12:00 p.m. Eastern Time on Thursday, October 29, 2026. The call can be accessed by dialing 1-833-461-5787 for domestic participants or 1-585-542-9983 for international participants and should reference meeting number 508 067 954. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/508067954.

A telephone replay of the call will be available through November 30, 2026. To access the telephone replay, the domestic dial-in number is 1-833-309-1852 and the access code is 508 067 954, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Residential units revenue	$437,043	$484,216	$1,357,526	$1,498,890
Land and lots revenue	—	—	17,100	4,342
	437,043	484,216	1,374,626	1,503,232
Financial services revenue	$11,161	$7,350	$33,076	$18,532
Total revenues	448,204	491,566	1,407,702	1,521,764

Homebuilding cost of revenues
Cost of residential units	314,475	328,754	964,509	1,022,279
Cost of land and lots	—	—	10,558	2,192
	314,475	328,754	975,067	1,024,471

Financial services expenses	(5,557)	(4,102)	(17,512)	(10,580)
Selling, general and administrative expenses	(51,761)	(55,223)	(158,750)	(165,227)
Equity in income of unconsolidated entities	367	422	2,098	1,406
Other income, net	1,197	2,726	3,244	2,179
Income before income taxes	77,975	106,635	261,715	325,071
Income tax expense	16,559	23,226	55,683	68,406
Net income	61,416	83,409	206,032	256,665
Less: Net income attributable to noncontrolling interests	2,256	5,556	11,757	21,805
Net income attributable to Green Brick Partners, Inc.	$59,160	$77,853	$194,275	$234,860

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.36	$1.77	$4.46	$5.30
Diluted	$1.35	$1.77	$4.44	$5.29
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	42,958	43,541	43,059	43,914
Diluted	43,204	43,632	43,283	44,031

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)    (Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$99,970	$154,590
Restricted cash	25,615	36,395
Receivables	24,891	39,982
Real estate inventory:
Inventory owned	2,149,081	1,941,524
Consolidated inventory related to VIE	189,403	157,687
Total inventory	2,338,484	2,099,211
Mortgage loans held for sale	33,143	49,099
Investments in unconsolidated entities	86,862	93,050
Right-of-use assets - operating leases	6,396	7,475
Property and equipment, net	6,570	6,316
Earnest money deposits	15,280	13,151
Deferred income tax assets, net	11,243	11,243
Intangible assets, net	133	197
Goodwill	680	680
Other assets	26,680	23,378
Total assets	$2,675,947	$2,534,767
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$104,062	$94,516
Accrued expenses	105,042	152,637
Customer and builder deposits	27,983	25,716
Lease liabilities - operating leases	7,464	8,637
Borrowings on lines of credit, net	103,071	(2,465)
Warehouse lines of credit	33,355	46,398
Senior unsecured notes, net	187,219	261,972
Notes payable	14,371	14,371
Total liabilities	582,567	601,782
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	56,307	52,271
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 42,743,015 issued and outstanding as of September 30, 2026 and 43,205,947 issued and outstanding as of December 31, 2025, respectively	427	432
Additional paid-in capital	242,802	243,816
Retained earnings	1,727,412	1,567,111
Total Green Brick Partners, Inc. stockholders’ equity	2,018,244	1,858,962
Noncontrolling interests	18,829	21,752
Total equity	2,037,073	1,880,714
Total liabilities and equity	$2,675,947	$2,534,767

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	%	2026	2025	Change	%
Home closings revenue	$436,919	$484,184	$(47,265)	(9.8)%	$1,356,380	$1,498,858	$(142,478)	(9.5)%
Mechanic’s lien contracts revenue	124	32	92	287.5%	1,146	32	1,114	3,481.3%
Residential units revenue	$437,043	$484,216	$(47,173)	(9.7)%	$1,357,526	$1,498,890	$(141,364)	(9.4)%
New homes delivered	978	953	25	2.6%	2,933	2,905	28	1.0%
Average sales price of homes delivered	$446.7	$508.1	$(61.4)	(12.1)%	$462.5	$516.0	$(53.5)	(10.4)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	%	2026	2025	Change	%
Lots revenue	$—	$—	$—	—%	$7,500	$4,342	$3,158	72.7%
Land revenue	—	—	—	—%	9,600	—	9,600	100.0%
Land and lots revenue	$—	$—	$—	—%	$17,100	$4,342	$12,758	293.8%
Lots closed	—	—	—	—%	75	42	33	78.6%
Average sales price of lots closed	$—	$—	$—	—%	$100.0	$103.4	$(3.4)	(3.3)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	%	2026	2025	Change	%
Net new home orders	926	898	28	3.1%	3,042	2,912	130	4.5%
Revenue from net new home orders	$428,877	$433,862	$(4,985)	(1.1)%	$1,391,120	$1,513,535	$(122,415)	(8.1)%
Average selling price of net new home orders	$463.2	$483.1	$(19.9)	(4.1)%	$457.3	$519.8	$(62.5)	(12.0)%
Cancellation rate	8.2%	6.7%	1.5%	22.4%	7.9%	7.5%	0.4%	5.3%
Absorption rate per average active selling community per quarter	8.5	8.7	(0.2)	(2.3)%	9.5	9.3	0.2	2.2%
Average active selling communities	109	103	6	5.8%	107	104	3	2.9%
Active selling communities at end of period	104	100	4	4.0%
Backlog revenue	$379,345	$456,783	$(77,438)	(17.0)%
Backlog units	629	675	(46)	(6.8)%
Average sales price of backlog	$603.1	$676.7	$(73.6)	(10.9)%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	September 30, 2026			December 31, 2025
	Central(1)	Southeast(2)	Total	Central(1)	Southeast(2)	Total
Lots owned
Finished lots	4,406	1,166	5,572	4,518	663	5,181
Lots in communities under development	30,508	989	31,497	26,339	1,703	28,042
Land held for future development(3)	3,800	—	3,800	3,800	—	3,800
Total lots owned	38,714	2,155	40,869	34,657	2,366	37,023

Lots under contract
Lots and land under option contracts	5,895	1,658	7,553	8,297	955	9,252
Lots under option through unconsolidated development joint ventures	2,985	28	3,013	2,488	65	2,553
Total lots under contract(4)	8,880	1,686	10,566	10,785	1,020	11,805
Total lots owned and under contract (5)	47,594	3,841	51,435	45,442	3,386	48,828
Percentage of lots owned	81.3%	56.1%	79.5%	76.3%	69.9%	75.8%

(1)    The Texas market.
(2)    The Atlanta and Florida markets.
(3)    Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(4)    As of September 30, 2026 and December 31, 2025, 28.6% and 16.6% of the total lots under contract had refundable deposits.
(5)    Total lots excludes lots with homes under construction.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of net homebuilding debt to total capitalization. Net homebuilding debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less homebuilding cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. Homebuilding debt to total capitalization ratio is calculated as the sum of borrowings on lines of credit, the senior unsecured notes, and notes payable, net of debt issuance costs (“total debt”), divided by the total capitalization, which equals the sum of Green Brick Partners, Inc. stockholders’ equity and total debt. The following table represents a reconciliation of the net homebuilding debt to total capitalization ratio as of September 30, 2026:

	Total capitalization			Homebuilding capitalization(1)
	Gross	Cash and cash equivalents	Net	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$338,016	$(99,970)	$238,046	$304,661	$(90,277)	$214,384
Total Green Brick Partners, Inc. stockholders’ equity	2,018,244	—	2,018,244	2,018,244	—	2,018,244
Total capitalization	$2,356,260	$(99,970)	$2,256,290	$2,322,905	$(90,277)	$2,232,628

Debt to total capitalization ratio	14.3%			13.1%
Net debt to total capitalization ratio			10.6%			9.6%

(1) Homebuilding capitalization ratio excludes cash and debt related to our wholly owned mortgage company.

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://greenbrickpartners.com/brands-services/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) the ability of our operators to balance price, pace and profitability as market conditions evolve; (ii) our ability to navigate the current environment and capitalize on future growth opportunities while continuing to generate attractive long-term returns; (iii) our belief regarding our lot costs and our exposure to inflation; (iv) the resiliency of our demand; (v) our strategic advantages, including our unique business model and focus on infill and infill-adjacent locations, and the impact on our future results; (vi) the opportunities created by cyclical downturns; (vii) our ability to minimalize our exposure to cost inflation and fees; (viii) our ability to continue to deliver peer-leading gross margins; (ix) our integrated financial services offerings and its impact on our results; (x) our ability to adjust pricing in order to meet market demand; (xi) our investments in land, lots and development in 2026; (xii) our projections for land development in 2026; (xiii) our competitive advantages; (xiv) our land pipeline and the impact it will have on our future success; (xv) our expectations for Green Brick Mortgage’s capture rate in 2026; (xvi) our land position; (xvii) our lot and land strategy and its impact on our future financial position; (xviii) our expectations for expansion and growth of our Trophy brand and the impact that expansion will have on our future results; (xxix) our ability to opportunistically deploy capital to maximize shareholder returns, and to accelerate growth as the housing market improves; (xx) the desirability of our communities; (xxi) our future financial and operational performance; (xxii) the timing of our expansion of Green Brick Mortgage; and (xxiii) expansion of our financial services through Green Brick Mortgage and Green Brick Insurance. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Investor Relations
469-573-6755
IR@greenbrickpartners.com